Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-34834 of Magnetek, Inc. on Form S-8 of our report dated June 24, 2008, appearing in this Annual Report on Form 11-K of Magnetek FlexCare Plus Retirement Savings Plan for the year ended December 31, 2007.

Virchow, Krause & Company, LLP

Milwaukee, Wisconsin

June 24, 2008